UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2025

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400 San Diego, CA	92108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 631-8261

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	RVYL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As reported in a Current Report on Form 8-K filed by RYVYL Inc. (the “Company”) with the Securities and Exchange Commission on January 24, 2025, the Company entered into a stock purchase agreement, dated January 23, 2025 (the “SPA”) with a purchaser (the “Purchaser”) which provides for the sale to the Purchaser of all of the issued and outstanding shares of capital stock (the “Ryvyl EU Shares”) of the Company’s indirect subsidiary domiciled in Bulgaria, Ryvyl (EU) EAD (“Ryvyl EU”), by Transact Europe Holdings EOOD, the Company’s wholly owned subsidiary, also domiciled in Bulgaria (“Transact Europe”) for an aggregate purchase price of $15,000,000. On January 23, 2025, the Company, Transact Europe and the Purchaser also entered into a Termination Agreement (the “Termination Agreement”). Among other things, the Termination Agreement provided the Company with the right to terminate the SPA and all of the transactions contemplated therein, by paying the Purchaser $16.5 million prior to the 90th day after the date of execution of the SPA (April 23, 2025), provided that such date may have been extended an additional 30 days (May 23, 2025) in consideration for the Company’s payment of $500,000 to the Purchaser.

As reported in a Current Report on Form 8-K filed by the Company on April 24, 2025, the Company, Transact Europe and the Purchaser executed and entered into a Modification Agreement dated April 23, 2025 providing that, notwithstanding the terms of the Termination Agreement or the SPA, the Purchaser will not take any actions to close on the purchase of the Ryvyl EU Shares before May 6, 2025, so that the Company and the Purchaser may attempt to enter into an alternative transaction in lieu of the securities purchase transaction under the SPA. The Company had the right, at any time, on or before May 6, 2025, to extend this period, so that the Purchaser would not exercise such right to purchase the Ryvyl EU Shares, until May 27, 2025, in consideration for the Company’s payment to the Purchaser of $750,000.

On May 7, 2025, the Purchaser provided a letter of notice to the Company and Transact Europe, that due to the Company not exercising its right to terminate the SPA by payment to the Purchaser of $16.5 million within the time so prescribed by the Termination Agreement, and as the Company has not exercised its right to extend the period during which time the Purchaser agreed not to exercise its rights to close on the transaction per the Modification Agreement (the “Standstill Period”), the Company no longer has the right to terminate the SPA pursuant to the Termination Agreement, and the Standstill Period has expired. The Purchaser has notified the Company that notwithstanding the foregoing, they do not intend to take the final steps to close on the purchase of the Ryvyl EU Shares for a period of ten calendar days from and including the date of the letter, or until May 16, 2025. The parties continue to be in conversation during this period. All other terms of the SPA and the Termination Agreement remain unchanged and in full force and effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYVYL, Inc.

Date: May 8, 2025	By:	/s/ Fredi Nisan
Fredi Nisan
Chief Executive Officer

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